UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 20, 2013

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Origination of a Senior Loan

On February 20, 2013 (the “Closing Date”), NorthStar Real Estate Income Trust, Inc. (the “Company”), through a subsidiary, directly originated a $91.0 million senior loan (the “Senior Loan”), secured by a 23-building industrial business park totaling 727,679 square feet located outside of Los Angeles in Santa Fe Springs, CA (the “Corporate Center”) and a two-building office complex totaling 123,675 square feet located near San Diego in Sorrento Mesa, CA (the “Technology Center” and together with the Corporate Center, the “Property”).  The proceeds of the Senior Loan were used to partially refinance the Property and to fund reserves for tenant improvements and leasing commissions.

The Corporate Center is located in Santa Fe Springs, which is part of the Mid Counties Los Angeles submarket. The Santa Fe industrial market is 3.5% vacant and the Mid Counties area serves as the industrial hub of Southern California given its proximity to major airports (LAX, Long Beach and Burbank) and the U.S.’s largest container port.  The Corporate Center is subject to a below-market ground lease with 55 years remaining on the lease.  The Technology Center is located in the San Diego submarket Sorrento Mesa, which serves major hi-tech companies such as Qualcomm, Sony and Motorola.  The Property is currently 89% leased and occupied by 85 tenants, which includes Los Angeles County and Wells Fargo Bank.

The borrower (the “Borrower”) and its affiliates have more than 40 years of experience as a real estate investment manager, owner and operator of commercial residential properties especially in California.  The Borrower and its affiliates are repeat borrowers of companies affiliated with our sponsor and have a demonstrated track record of performance.  Since inception, the Borrower and its affiliates have acquired and developed 379 real estate assets at a cost of $8.7 billion and currently manages a 12.3 million square foot commercial real estate portfolio valued in excess of $2.7 billion.

The Borrower purchased the Property in 2006 for $118 million and has invested over $10 million in capital improvements since acquisition.  The Borrower also invested an additional $2.7 million on the Closing Date and is required to maintain a minimum net worth of $25 million (excluding the Property) and unrestricted liquidity of $3 million.

The Senior Loan bears interest at a floating rate of 6.95% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 0.25%, resulting in a minimum interest rate of 7.2% per annum (the “Minimum Interest Rate”).  The Senior Loan has a current leveraged return on equity of 11.5%, inclusive of fees, based upon the Company’s utilization of its credit facilities.  The Company earned an upfront fee equal to 0.50% of the Senior Loan and will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.

The initial term of the Senior Loan is 36 months, with two one-year extension options available to the Borrower, subject to the satisfaction of certain performance tests and the Borrower paying a fee equal to 0.25% of the amount being extended for each extension option.  The Senior Loan may be prepaid during the first 24 months, provided the Borrower pays the remaining interest due on the amount prepaid through the first 24 months at the Minimum Interest Rate.  Thereafter, the Senior Loan may be prepaid in whole or in part without penalty.

The Property’s loan-to-value ratio (“LTV Ratio”) is approximately 85%.  The LTV Ratio is the amount loaned by the Company to the Borrower net of reserves funded and controlled by the Company over the current appraised value of the Property as of December 2012.

CMBS Purchase

On February 21, 2013 the Company, through a subsidiary, purchased four commercial mortgage backed securities (“CMBS”) in a new $1.2 billion securitization with an aggregate principal amount of $74.0 million for $23.3 million.  The CMBS has a current weighted average unleveraged return on equity of 13.3%.  An affiliate of the Company’s sponsor was named special servicer for the securitization.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions.  These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the Borrower’s ability to perform under the terms of the Senior Loan, whether and on what terms tenants will renew their leases that expire during the term of our Senior Loan or even afterwards, future property value, income-producing ability, impact of any losses on cash flows and returns, market rental rates, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: February 25, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary